                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                        Arch Communications Group, Inc.
                (Name of Registrant as Specified In Its Charter)

                                      [ ]
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                        ARCH COMMUNICATIONS GROUP, INC.

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1997

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Arch Communications Group, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 20, 1997, at 11:00 a.m. (local time) at Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts 02109 (the "Meeting"), for the purpose of considering and voting upon the following matters:

        1.  To elect two directors of the Company.

        2. To approve the Company's 1997 Stock Option Plan, as described in the Proxy Statement.

        3. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the independent public accountants for the Company for the fiscal year ending December 31, 1997.

        4. To transact such other business as may properly come before the Meeting.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting or at any adjournments thereof.

     The Board of Directors has fixed the close of business on Monday, March 24, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. The list of the Company's stockholders entitled to vote at the Meeting will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours for ten days prior to the Meeting at the principal executive offices of the Company, 1800 West Park Drive, Suite 250, Westborough, Massachusetts 01581, and at the place of the Meeting.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1996, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice of Meeting and the enclosed Proxy Statement.

                                            By order of the Board of Directors,


                                            GARRY B. WATZKE, Secretary

April 17, 1997
Westborough, Massachusetts

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING
ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED
STATES.

                        ARCH COMMUNICATIONS GROUP, INC.

                        1800 WEST PARK DRIVE, SUITE 250
                        WESTBOROUGH, MASSACHUSETTS 01581

                                PROXY STATEMENT

                      1997 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Arch Communications Group, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders to be held on Tuesday, May 20, 1997, at 11:00 a.m. (local time) at Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts 02109, and at any adjournments thereof (the "Meeting").

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and vote in person.

     On March 24, 1997, the record date for determination of stockholders entitled to notice of and to vote at the Meeting, there were issued and outstanding and entitled to vote 20,713,045 shares of Common Stock, $.01 par value per share ("Common Stock"). Each share entitles the record holder to one vote on each matter.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1996 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 17, 1997. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, 1800 WEST PARK DRIVE, SUITE 250, WESTBOROUGH, MASSACHUSETTS 01581, ATTENTION: INVESTOR RELATIONS. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock as of March 24, 1997 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each current director of the Company, (iii) the Company's Chief Executive Officer and the other executive officers listed in the Summary Compensation Table below and (iv) all current directors and executive officers of the Company as a group.

                                                           NUMBER OF
                            NAME                           SHARES(1)       PERCENTAGE
                            ----                           ---------       ----------
          Memorial Drive Trust(2)........................  1,947,990           9.4%
          J. & W. Seligman & Co. Incorporated(3).........  1,810,932           8.7
          FMR Corp.(4)...................................  1,505,696           7.3
          Travelers Group Inc.(5)........................  1,084,557           5.2
          C. Edward Baker, Jr............................    265,743           1.3
          John B. Saynor.................................    183,215           0.9
          William A. Wilson(6)...........................     24,453             *
          Paul H. Kuzia..................................     45,204             *
          R. Schorr Berman(7)............................  1,956,890           9.4
          James S. Hughes................................     76,587             *
          John A. Shane(8)...............................     26,834             *
          All current directors and executive officers
            as a group (7 persons)(9)....................  2,578,926          12.3%

---------------
  * Less than 0.5%

(1) Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2) The business address of Memorial Drive Trust is 125 CambridgePark Drive, Cambridge, Massachusetts 02140. All shares listed in the above table as held by Memorial Drive Trust are held by MD Co. as nominee for Memorial Drive Trust, a trust holding assets of a qualified profit sharing plan for employees of Arthur D. Little, Inc., over which Mr. Berman may be deemed to share voting and investment power. See footnote (7).

(3) The business address of J. & W. Seligman & Co. Incorporated is 100 Park Avenue, New York, New York 10017. J. & W. Seligman & Co. Incorporated has sole voting power with respect to 1,564,025 of such shares and sole investment power with respect to all 1,810,932 shares. This information is based on the Amendment No. 2 to Schedule 13G filed by J. & W. Seligman & Co. Incorporated with the Securities and Exchange Commission on February 12, 1997.

(4) The business address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. FMR Corp. has sole voting power with respect to 163,616 of such shares and sole investment power with respect to all 1,505,696 shares.

(5) The business address of Travelers Group Inc. is 338 Greenwich Street, New York, New York 10013. Travelers Group Inc. has shared voting and investment power with respect to all 1,084,557 shares. This information is based on the
    Schedule 13G filed by Travelers Group Inc. with the Securities and Exchange Commission on February 6, 1997.

(6) Includes 3,540 shares owned by or jointly with Mr. Wilson's spouse and children; Mr. Wilson disclaims beneficial ownership of such shares.

(7) Includes 1,947,990 shares held by Memorial Drive Trust, over which Mr. Berman may be deemed to share voting and investment power as Administrator and Chief Executive Officer of Memorial Drive Trust. Mr. Berman disclaims beneficial ownership of such shares held by Memorial Drive Trust.

(8) Includes 1,051 shares owned by Palmer Service Corporation, over which Mr. Shane may be deemed to have voting and investment power as president and sole stockholder of Palmer Service Corporation.

(9) Includes (i) 1,947,990 shares held by Memorial Drive Trust, (ii) 1,051 shares held by Palmer Service Corporation and (iii) 246,459, 44,800, 6,000, 6,000, 6,000 and 309,259 shares issuable upon the exercise of outstanding stock options held by Messrs. Baker, Kuzia, Berman, Hughes, Shane and all current directors and executive officers as a group, respectively, exercisable within 60 days after March 24, 1997.

VOTES REQUIRED

    The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be counted for purposes of determining whether a quorum exists at the Meeting.

    The affirmative vote of the holders of a plurality of the shares voting on the matter is required for the election of directors (Proposal 1). The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote is required for the approval of the Company's 1997 Stock Option Plan (Proposal 2). The affirmative vote of the holders of a majority of the shares present or represented by proxy and voting on the matter is required for the ratification of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1997 (Proposal 3).

    Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes"), will not be counted as shares voted in favor of such matter and will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on a matter.

    However, abstentions will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as shares voted in favor of such matter. Accordingly, an abstention with respect to a matter requiring the vote of a certain percentage of the shares present, or represented, and entitled to vote has the same effect as a vote "against" the matter. Broker non-votes will not be considered as present and entitled to vote with respect to such a matter and will thus have no effect on the voting on such a matter.

ACQUISITION OF USA MOBILE

    On September 7, 1995, Arch Communications Group, Inc., a Delaware corporation ("Old Arch"), completed its acquisition of USA Mobile Communications Holdings, Inc., a Delaware corporation ("USA Mobile"), through the merger (the "Merger") of Old Arch with and into USA Mobile, which simultaneously changed its name to Arch Communications Group, Inc. In accordance with generally accepted accounting principles, Old Arch was treated as the acquirer in the Merger for accounting and financial reporting purposes, and the Company reports the historical financial statements of Old Arch as the historical financial statements of the Company. As used herein, unless the context otherwise requires, the terms "Arch" or the "Company" refer to Arch Communications Group, Inc. from and after the Merger and Old Arch prior to the Merger, in each case together with its wholly-owned direct and indirect subsidiaries, and the term "USA Mobile" refers to USA Mobile Communications Holdings, Inc. prior to the Merger together with its wholly-owned direct and indirect subsidiaries.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes. The term of each class of directors is three years and the terms of the three classes are staggered in such a manner that only one class is elected each year. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those whose terms are expiring. This year's nominees are to be elected to serve until the sooner of the 2000 annual meeting of stockholders or until their respective successors are elected and qualified.

     The persons named in the enclosed proxy will vote to elect as directors John B. Saynor and John A. Shane, the nominees named below, unless the proxy is marked otherwise. Messrs. Saynor and Shane are currently directors of the Company. Messrs. Saynor and Shane have indicated their willingness to serve if elected; however, if Messrs. Saynor and/or Shane should be unable to serve, the proxies may be voted for substitute nominees selected by the Board of Directors or for a reduction in the number of directors, as determined by the Board of Directors.

     Set forth below are the names of the current directors of the Company and the nominees for election at the Meeting, their ages, the year in which each first became a director of the Company, their principal occupations and employment during the past five years and the names of other public companies of which they are a director as of March 24, 1997. Also set forth below are the names of the other current executive officers of the Company, their ages and their principal occupations and employment during the past five years.

                                                             POSITIONS WITH COMPANY,
                                                            PRINCIPAL OCCUPATIONS AND
            NAME AND PERIOD OF                              EMPLOYMENT OVER PAST FIVE
          SERVICE AS A DIRECTOR              AGE             YEARS, AND DIRECTORSHIPS
          ---------------------              ----           -------------------------
                             NOMINEES FOR TERMS EXPIRING IN 2000

John B. Saynor............................     56   Executive Vice President of the Company;
Director since 1986                                 President and Chief Executive Officer of
                                                    the Company from 1986 to March 1988;
                                                    Chairman of the Board of the Company from
                                                    1986 until May 1989.

John A. Shane(1)(2).......................     64   President of Palmer Service Corporation
Director since 1988                                 and a general partner of The Palmer
                                                    Organization, a venture capital firm,
                                                    since 1972; General Partner of Palmer
                                                    Partners L.P. since 1981; Trustee of New
                                                    England Funds and director of the
                                                    following public companies and registered
                                                    investment companies: Eastern Bank, Gensym
                                                    Corporation, Overland Data, Inc., Summa
                                                    Four, Inc. and United Asset Management
                                                    Corporation.

                                                             POSITIONS WITH COMPANY,
                                                            PRINCIPAL OCCUPATIONS AND
            NAME AND PERIOD OF                              EMPLOYMENT OVER PAST FIVE
          SERVICE AS A DIRECTOR              AGE             YEARS, AND DIRECTORSHIPS
          ---------------------              ----           -------------------------
                             DIRECTOR WHOSE TERM EXPIRES IN 1999

James S. Hughes(1)........................     54   President and Chief Executive Officer of
Director since 1986                                 Norwich Corporation, a real estate
                                                    investment and service firm, since 1987;
                                                    since 1992, President and Managing
                                                    Director of Inventa Corporation, an
                                                    international business development firm.

                             DIRECTORS WHOSE TERMS EXPIRE IN 1998

C. Edward Baker, Jr.......................     46   President and Chief Executive Officer of
Director since 1988                                 the Company since 1988 and Chairman of the
                                                    Board since May 1989; from 1986 until
                                                    1988, President and Chief Executive
                                                    Officer of US West Paging; prior to 1986,
                                                    Vice President and Regional General Manager
                                                    for Gencom, the paging subsidiary of
                                                    Communications Industries Inc.


R. Schorr Berman(1)(2)....................     48   President and Chief Executive Officer of
Director since 1986                                 MDT Advisers, Inc., an investment adviser,
                                                    since 1987; director of Helix Technology
                                                    Corporation as well as a number of private
                                                    companies.

                           OTHER EXECUTIVE OFFICERS OF THE COMPANY

William A. Wilson.........................     51   Executive Vice President/Finance of the
                                                    Company since June 1996 and Chief
                                                    Financial Officer since October 1989; Vice
                                                    President/Finance from February 1989 to
                                                    June 1996; Treasurer from February 1989 to
                                                    December 1994; director of PSINet Inc.;
                                                    certified public accountant.

Paul H. Kuzia.............................     54   Executive Vice President/Technology and
                                                    Regulatory Affairs of the Company since
                                                    September 1996; Vice President/Engineering
                                                    and Regulatory Affairs from 1988 to
                                                    September 1996; prior to 1988, director of
                                                    operations at Message Center Inc.;
                                                    formerly Senior Vice President for
                                                    Business Development with Gencom.

---------------

(1) Member of the Audit Committee.

(2) Member of the Executive Compensation and Stock Option Committee.

    For information regarding beneficial ownership of the Company's Common Stock by each current director, see "Stock Ownership of Certain Beneficial Owners and Management".

BOARD AND COMMITTEE MEETINGS

     During the year ended December 31, 1996, the Board of Directors held eleven meetings, including regular, special and telephonic meetings. Each current director attended at least 75% of the meetings of the Board held during 1996.

     In order to facilitate the various functions of the Board of Directors, the Board has created an Audit Committee and an Executive Compensation and Stock Option Committee (the "Compensation Committee"). There is no standing nominating committee of the Board.

     Messrs. Shane (Chairman), Berman and Hughes currently serve on the Audit Committee. The Audit Committee reviews the annual financial statements of the Company prior to their submission to the Board of Directors and consults with the Company's independent public accountants to review financial results, internal financial controls and procedures, audit plans and recommendations. The Audit Committee also recommends the selection, retention or termination of independent public accountants and approves services provided by independent public accountants prior to the provision of such services. The Audit Committee held three meetings during the year ended December 31, 1996; Messrs. Hughes and Shane attended all three meetings and Mr. Berman attended two of the three meetings. The Audit Committee has recommended that Arthur Andersen LLP be selected as the independent public accountants for the Company for the year ending December 31, 1997. See "Proposal 3 -- Ratification of Selection of Independent Public Accountants".

     Messrs. Berman (Chairman) and Shane currently serve on the Compensation Committee. The Compensation Committee recommends to the Board the compensation of executive officers, key managers and directors and administers the Company's stock plans. The Compensation Committee held four meetings during the year ended December 31, 1996, and each current member of the Compensation Committee attended at least 75% of the meetings of the Compensation Committee held during 1996 while he was a member.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock of the Company. The Company believes that during the year ended December 31, 1996 all officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements, except that C. Edward Baker, Jr. filed a Form 5 on February 14, 1997 to report the exercise of an option for 12,000 shares at $3.125 per share on May 8, 1996.

DIRECTOR COMPENSATION

  FEES AND EXPENSES

     The Company pays its non-employee ("outside") directors an annual fee of $5,000, an additional annual fee of $1,000 for serving as Chairs of Board Committees, $2,000 for each meeting of the Board of Directors attended and $750 for each Board Committee meeting attended. The Company also reimburses all directors for customary and reasonable expenses incurred in attending Board and Board Committee meetings.

  OUTSIDE DIRECTORS' STOCK OPTION PLANS

     Non-Employee Directors' Stock Option Plan. A total of 80,200 shares of Common Stock may be issued upon the exercise of options granted under the Company's Non-Employee Directors' Stock Option Plan (the "Outside Directors' Option Plan"). Only directors of the Company who are not employees of the Company are eligible to receive options under the Outside Directors' Option Plan. Options granted under the Outside

Directors' Option Plan are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Under the Outside Directors' Option Plan, outside directors receive annual grants (on the first business day following December 23 of each year) of options to purchase 3,000 shares of Common Stock. In addition, newly elected or appointed outside directors receive options to purchase 3,000 shares of Common Stock as of the date of their initial appointment or election. All options have an exercise price equal to the fair market value of the Common Stock on the date of grant.

     Each option under the Outside Directors' Option Plan becomes exercisable with respect to 25% of the shares subject to the option on the date of grant and an additional 25% of the shares subject to the option on each of the first three anniversaries of the date of grant. In general, an optionee may exercise his or her option, to the extent vested, only while he or she is a director of the Company and for 90 days after he or she ceases to be a director of the Company (one year if due to death or permanent and total disability). In addition, options expire immediately if service as a director is terminated for "cause". Unexercised options expire ten years after the date of grant. Options are not transferable or assignable other than upon the death of the optionee or pursuant to a qualified domestic relations order (as defined in the Code).

     An optionee's options become fully exercisable and vested upon his or her death and all options become fully exercisable and vested in the event of a "change in control" of the Company (as defined in the Outside Directors' Stock Option Plan). Pursuant to the terms of the Outside Directors' Stock Option Plan, all options outstanding on May 16, 1995, covering a total of 7,218 shares of Common Stock exercisable at $12.47 per share and none of which was held by the Company's current directors, became fully exercisable and vested as a result of the Company's purchase of approximately 37% of USA Mobile's then outstanding capital stock in the first step of the Company's acquisition of USA Mobile.

     Under the Outside Directors' Stock Option Plan, Messrs. Berman, Hughes and Shane have each received (i) an option to purchase 3,000 shares of Common Stock at an exercise price of $27.56 per share upon the completion of the Company's acquisition of USA Mobile on September 7, 1995, (ii) an option to purchase 3,000 shares of Common Stock at an exercise price of $23.50 per share on December 26, 1995 and (iii) an option to purchase 3,000 shares of Common Stock at an exercise price of $7.875 per share on December 24, 1996. As of March 24, 1997, options to purchase an aggregate of 27,000 shares of Common Stock were outstanding and no options had been exercised under the Outside Directors' Stock Option Plan.

     1995 Outside Directors' Stock Option Plan. Under the Company's 1995 Outside Directors' Stock Option Plan (the "1995 Directors' Plan"), Messrs. Berman, Hughes and Shane each received an option to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on such date ($18.50 per share). Each option under the 1995 Directors' Plan becomes exercisable at the rate of 20% of the shares subject to the option on the first anniversary of the date of grant and 5% of the shares subject to the option per calendar quarter thereafter. In the event of a "change in control" of the Company (as defined therein), all outstanding options will become fully exercisable and vested. In general, an optionee may exercise his option, to the extent vested, only while he is a director of the Company and for one year after he ceases to be a director of the Company. Unexercised options expire ten years after the date of grant. Options are not transferable or assignable other than upon the death of the optionee or pursuant to a qualified domestic relations order (as defined in the Code). The 1995 Directors' Plan was terminated on September 7, 1995, but outstanding options continue to vest on the same terms as in effect prior thereto. As of March 24, 1997, no options had been exercised under the 1995 Directors' Plan.

EXECUTIVE COMPENSATION

  SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer and other executive officers (the "Named Executive Officers") for the years ended December 31, 1994, 1995 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION                  LONG-TERM
                                            --------------------------------------      COMPENSATION
                                                                      OTHER ANNUAL     ---------------
            NAME AND                         SALARY       BONUS       COMPENSATION     OPTIONS/SARS(3)
       PRINCIPAL POSITION          YEAR        $          ($)(1)         ($)(2)              (#)
       ------------------          ----     --------     --------     ------------     ---------------
C. Edward Baker, Jr..............  1996     $329,050     $ 36,833         $600             268,860(4)
  Chairman, President and Chief    1995      281,650      106,000          600              40,000(5)
  Executive Officer                1994      254,150       91,875          600              12,500(5)

William A. Wilson................  1996      203,133       19,833          600             170,000(6)
  Executive Vice                   1995      157,300       58,000          600              20,000(5)
  President/Finance and Chief      1994      142,300       52,650          600                  --
  Financial Officer

John B. Saynor...................  1996      146,867       15,300          600              20,000
  Executive Vice President         1995      131,870       50,000          600              20,000(5)
                                   1994      116,047       44,850          600                  --

Paul H. Kuzia....................  1996      133,800       14,620          600               8,000
  Executive Vice                   1995      123,300       46,000          600               8,000(5)
  President/Technology and         1994      113,800       41,730          600                  --
  Regulatory Affairs

---------------

(1) Represents bonus paid in such year with respect to prior period.

(2) Represents the Company's matching contributions paid under the Company's 401(k) plan.

(3) No restricted stock awards or stock appreciation rights (SARs) were granted to any of the Named Executive Officers during the years ended December 31, 1994, 1995 or 1996.

(4) Includes options to purchase 106,860 shares forfeited in connection with option repricing program. See "Repricing of Options".

(5) Option forfeited in connection with option repricing program. See "Repricing of Options".

(6) Includes options to purchase 75,000 shares forfeited in connection with option repricing program. See "Repricing of Options".

  STOCK OPTION GRANTS

     The following table summarizes certain information regarding options granted to the Named Executive Officers during the year ended December 31, 1996. No SARs were granted during the year ended December 31, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                             INDIVIDUAL GRANTS                            ANNUAL RATES OF
                        -----------------------------------------------------------         STOCK PRICE
                                          PERCENT                                           APPRECIATION
                                          OF TOTAL                                          FOR OPTIONS
                                        OPTIONS/SARS      EXERCISE                            TERM(3)
                        OPTIONS/SARS     GRANTED TO       OR BASE                     ------------------------
                          GRANTED       EMPLOYEE IN        PRICE        EXPIRATION        5%           10%
                           (#)(1)       FISCAL YEAR     ($/SHARE)(2)       DATE          ($)           ($)
                        ------------    ------------    ------------    -----------   ----------    ----------
C. Edward Baker, Jr....     12,000(4)        1.7%         $  23.75        1/30/06     $  140,142    $  391,967
                           150,000(5)       21.9            20.625        6/18/06      1,945,643     4,930,641
                            12,000           1.7             12.50       10/23/06         94,334       239,061
                            40,000           5.8             12.50       10/23/06        314,447       796,871
                            54,860           8.0             12.50       10/23/06        431,264     1,092,909

William A. Wilson......     75,000(4)       10.9            20.625        6/18/06        972,821     2,465,320
                            75,000          10.9             12.50       10/23/06        589,589     1,494,134
                            20,000           2.9             12.50       10/23/06        157,224       398,436

John B. Saynor.........     20,000           2.9             12.50       10/23/06        157,224       398,436

Paul H. Kuzia..........      8,000           1.2             12.50       10/23/06         62,889       159,374

---------------

(1) Options generally become exercisable at a rate of 20% of the shares subject to the option on the first anniversary of the date of grant and 5% of the shares subject to the option per calendar quarter thereafter.

(2) The exercise price is equal to the fair market value of the Common Stock on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option terms. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted and are not intended to forecast future appreciation of the price of the Common Stock. The Named Executive Officers will realize no gain upon the exercise of these options without an increase in the price of the Common Stock, which increase will benefit all Company stockholders proportionately.

(4) Option replaced as part of option repricing program. See "Repricing of Options".

(5) Option replaced with respect to 54,860 shares as part of option repricing program. See "Repricing of Options".

  OPTION EXERCISES AND YEAR-END OPTION TABLE

     The following table sets forth certain information regarding the exercise of stock options during the year ended December 31, 1996 and stock options held as of December 31, 1996 by the Named Executive Officers.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTIONS/SAR VALUES

                                                                                        VALUE OF
                                                                NUMBER OF             UNEXERCISED
                                                               UNEXERCISED            IN-THE-MONEY
                                                               OPTIONS/SARS           OPTIONS/SARS
                                   SHARES                   AT FISCAL YEAR-END     AT FISCAL YEAR-END
                                 ACQUIRED ON     VALUE        (EXERCISABLE/          (EXERCISABLE/
                                  EXERCISE      REALIZED      UNEXERCISABLE)       UNEXERCISABLE)(2)
                                     (#)         ($)(1)            (#)                    ($)
                                 -----------    --------    ------------------    --------------------

C. Edward Baker, Jr............     12,000      $219,000    245,834    208,250    $862,384          --

William A. Wilson..............     36,260       500,431         --     95,000          --          --

John B. Saynor.................         --            --         --     20,000          --          --

Paul H. Kuzia..................         --            --     44,800      8,000     111,056          --

---------------

(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2) Based on the fair market value of the Common Stock on December 31, 1996 ($9.375 per share) less the option exercise price.

  ACCELERATION OF CERTAIN STOCK OPTIONS

    The Company's 1989 Stock Option Plan, as amended (the "1989 Option Plan"), provides that all options granted thereunder become fully exercisable and vested upon the occurrence of any of the following events: (i) the acquisition by any person of 20% or more of the Company's Common Stock if, within 24 months thereafter, a majority of the persons elected to the Company's Board of Directors is not approved by vote of two-thirds of the directors in office at the time of the acquisition; (ii) a merger, consolidation or sale of all or substantially all of the Company's assets; or (iii) the adoption of a proposal to liquidate or dissolve the Company. As a result of the completion of the Company's acquisition of USA Mobile, all options outstanding as of September 7, 1995 under the 1989 Option Plan, covering a total of 156,259 shares of Common Stock, became fully exercisable and vested, including options to purchase 39,889, 19,200 and 4,480 shares of Common Stock, respectively, then held by Messrs. Baker, Wilson and Kuzia.

    The Company's Stock Option Plan originally adopted in 1994 and amended and restated on January 26, 1995 (the "1994 Option Plan") provides that all options granted thereunder become fully exercisable and vested in the event of a "change in control" of the Company (as defined therein). Pursuant to the terms of the 1994 Option Plan, all options outstanding on May 16, 1995, covering a total of 563,806 shares of Common Stock, became fully exercisable and vested as a result of the Company's purchase of approximately 37% of USA Mobile's then outstanding capital stock in the first step of Arch's acquisition of USA Mobile.

REPRICING OF OPTIONS

     The following table sets forth certain information concerning the repricing of stock options held by the Named Executive Officers during the year ended December 31, 1996:

                           TEN-YEAR OPTION REPRICINGS

                                                            MARKET                                LENGTH OF
                                              NUMBER OF    PRICE OF                                ORIGINAL
                                             SECURITIES    STOCK AT      EXERCISE                OPTION TERM
                                             UNDERLYING     TIME OF      PRICE AT                REMAINING AT
                                               OPTIONS     REPRICING     TIME OF        NEW        DATE OF
                                             REPRICED OR      OR       REPRICING OR   EXERCISE   REPRICING OR
                                               AMENDED     AMENDMENT    AMENDMENT      PRICE      AMENDMENT
              NAME                   DATE        (#)          ($)          ($)          ($)      (IN MONTHS)
              ----                 --------  -----------   ---------   ------------   --------   ------------
C. Edward Baker, Jr..............  10/23/96     40,000       $12.50       $23.75       $12.50         110
  Chief Executive Officer          10/23/96     12,000       $12.50       $23.75       $12.50         111
                                   10/23/96     54,860       $12.50       $20.625      $12.50         116

William A. Wilson................  10/23/96     20,000       $12.50       $23.75       $12.50         110
  Executive Vice
  President/Finance                10/23/96     75,000       $12.50       $20.625      $12.50         116
  and Chief Financial Officer

John B. Saynor...................  10/23/96     20,000       $12.50       $23.75       $12.50         110
  Executive Vice President

Paul H. Kuzia....................  10/23/96      8,000       $12.50       $23.75       $12.50         110
  Executive Vice President/
  Technology and Regulatory Affairs

COMPENSATION COMMITTEE REPORT ON OPTION REPRICING

     The Compensation Committee believes stock options provide important incentives for officers and other employees to remain with, and to continue to make significant contributions to, the Company. The Compensation Committee also believes that stock options should be granted with exercise prices equal to the fair market value of the Company's Common Stock on the date of grant, and that option exercise prices ordinarily should not be reduced simply because the market price of the Company's Common Stock declines. However, the Compensation Committee recognizes that under appropriate circumstances it may be necessary to reprice stock options in order to restore the performance incentives intended to be provided by options.

     Effective October 23, 1996, the Compensation Committee approved the repricing of certain outstanding stock options, including certain options held by the Named Executive Officers. See "Repricing of Options". Because of a decline in the market price of the Company's Common Stock, many outstanding options were exercisable at prices that exceeded the market price of the Common Stock, thereby substantially impairing the effectiveness of such options as performance incentives. The Compensation Committee believed that the decline in the market price of the Company's Common Stock was largely attributable to reductions in valuations throughout the paging sector by the financial markets, rather than the Company's own performance, and took into account the fact that the decline had persisted for an extended period of time. In view of this price decline, and consistent with the Company's philosophy of utilizing equity incentives to motivate and retain management and employees, the Compensation Committee felt that it was important to restore the performance incentives intended to be provided by options through the repricing of options with exercise prices in excess of the market price at the time of repricing. At the same time, the Compensation Committee considered it appropriate, as part of the repricing, to require that a portion of each repriced option be subjected to additional vesting requirements so that the holders would not be entirely insulated from the impact of the declining market price.

     Pursuant to the repricing program, substantially all outstanding options (other than options to purchase 120,140 shares held by Mr. Baker and other than options under the Company's outside directors' option plans) with exercise prices in excess of $12.50 per share ("Existing Options") were replaced with options exercisable at $12.50 per share ("New Options"). Mr. Baker's options to purchase 107,640 shares with exercise prices in excess of $12.50 per share were not repriced during 1996 because of certain annual limitations contained in the Company's 1989 Option Plan, and Mr. Baker elected not to have an additional option for 12,500 shares repriced. The exercise price of the New Options was equal to the market price of the Common Stock on October 23, 1996, the effective date of the repricing. Existing Options granted prior to October 1, 1995 were already fully vested; as a condition to repricing, 50% of each such Existing Option was subjected to quarterly vesting over a five-year period commencing October 23, 1996. Existing Options granted on or after October 1, 1995 would have vested 20% on the first anniversary of the date of grant and 5% quarterly thereafter; as a condition to repricing, the vesting of such Existing Options was extended so that the first 20% would not vest until October 23, 1997 and the remainder would vest 5% quarterly thereafter. Other than these changes to the vesting provisions, the terms of the New Options are the same as the terms of the Existing Options they replaced. A total of 55 option holders, holding Existing Options to purchase an aggregate of 424,206 shares of Common Stock with exercise prices ranging from $14.30 to $25.00 per share, were granted New Options on the terms described above.

                                            THE EXECUTIVE COMPENSATION AND
                                            STOCK OPTION COMMITTEE

                                            R. Schorr Berman, Chairman
                                            John A. Shane

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Company's Compensation Committee are R. Schorr Berman and John A. Shane. Mr. Berman served on the Compensation Committee throughout 1996. Mr. Shane rejoined the Compensation Committee on May 28, 1996, having previously served from January 1992 until September 1995. James S. Hughes served on the Compensation Committee until May 28, 1996. Janice B. Fuellhart, the former Chairman and Chief Executive Office of USA Mobile, served on the Company's Compensation Committee from the date of the Company's acquisition of USA Mobile (September 7, 1995) until her resignation as a director of the Company effective March 21, 1996.

     C. Edward Baker, Jr., the President and Chief Executive Director of the Company, makes recommendations and participates in discussions regarding executive compensation, but he does not participate directly in discussions regarding his own compensation. No current executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, any of whose executive officers has served as a director of the Company or as a member of the Compensation Committee of the Company.

     During 1996, the Company paid an entity principally owned by James S. Hughes, a director of the Company, consulting fees of approximately $72,000 to study the potential market for wireless messaging services in Latin America. The Company has formed an offshore corporation to pursue wireless messaging opportunities in Latin America. The Company and an entity owned by Mr. Hughes each contributed $125,000 to this offshore corporation and each owns a one-third interest in it.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  OVERVIEW

     The Compensation Committee recommends to the Board the compensation of executive officers, key managers and directors and administers the Company's stock plans. The Compensation Committee currently consists of two non-employee directors: R. Schorr Berman and John A. Shane.

     The Company's executive compensation program is intended to promote the achievement of the Company's business goals and, thereby, to maximize corporate performance and stockholder returns. Compensation consists of a mixture of base salary, performance bonuses and stock-based incentives. The Compensation Committee believes it is important to have bonuses constitute a portion of each person's compensation package in order to tie an individual's compensation level to individual and corporate performance, and believes it is important to have stock incentives constitute a portion of each person's compensation package in order to help align the interests of executives and stockholders.

     In determining levels of compensation, the Compensation Committee considers a number of factors such as: (i) competitive positioning, including compensation of executives and managers at comparable companies; (ii) present compensation levels; (iii) individual performance, including expected future contributions to the Company; and (iv) the Company's need to attract, retain and reward key management personnel. The Committee, in determining Mr. Baker's compensation, reviewed compensation for chief executives of publicly-held companies of similar size, particularly those in paging and similar businesses, Mr. Baker's individual performance against quantitative and qualitative goals, the performance of the Company and the fact that the Company continued to increase significantly in size during 1996 as a result of acquisitions and internal growth.

  BASE SALARY

     The base salary of each executive officer and key manager is reviewed annually. In setting base salaries, the Compensation Committee considers the factors described above. During the year ended December 31, 1996, the Compensation Committee fixed Mr. Baker's annual base salary at $325,000.

  PERFORMANCE BONUSES

     The payment of bonuses to executive officers and key managers is directly related to their achievement of corporate and individual performance goals and the Company's performance in relation to an industry peer group. The amount of the bonus paid, if any, varies among the executive officers and managers depending on their success in achieving individual performance goals, their contribution to the achievement of corporate performance goals and the Company's performance compared to its peers.

     At the beginning of each year, Mr. Baker proposes base salary and bonus parameters for the year to the Compensation Committee for consideration and approval. This proposal incorporates corporate-wide goals as well as goals jointly established by Mr. Baker and each of the bonus plan participants for their individual areas of responsibility. For the year ended December 31, 1996, the Compensation Committee and the Board of Directors approved a target bonus equal to approximately 30% of the base salaries of all eligible bonus participants, which included all executive officers and other key managers. Depending upon each person's performance during the year, actual bonuses may range from 0% to 40% of base salaries, and depending on the Company's performance in relation to an industry peer group, actual bonuses may further range up to a maximum of 70% of base salaries. The individual and corporate goals included in the budget generally represent objective measures of performance. These goals include quantifiable financial objectives, such as the achievement of revenue or operating cash flow targets, and milestones in asset management, marketing and other areas. The Company's performance in relation to industry peers is based on quantifiable financial measures and stock price information.

     Throughout the year, Mr. Baker meets with each executive officer and key manager to review his or her progress in achieving these goals. After the end of the year, Mr. Baker performs a final performance review with the Compensation Committee and presents proposed bonus award levels to the Compensation Committee for consideration and approval. The Compensation Committee has approved (or modified and approved) Mr. Baker's proposals in respect of bonuses for the year ended December 31, 1996. In recognition of the achievement of his individual goals and the fact that the Company exceeded its performance goals during 1996, the Compensation Committee awarded Mr. Baker a bonus of $227,500 in February 1997.

  EQUITY-BASED COMPENSATION

     Grants of options under the Company's stock option plans are intended to relate executive compensation to corporate performance and to help align long-term interests of the Company's executive officers, key managers and stockholders. The Compensation Committee considers options to be an important method of providing an incentive for executive officers and key managers to remain with, and to continue to make significant contributions to, the Company. Therefore, in granting options the Compensation Committee considers the number and value of options held by each executive officer or key manager which will vest in future periods, in addition to the other factors described above. The Compensation Committee also seeks to maintain equitable relationships among executive officers and key managers who have similar levels of responsibility.

     During the year ended December 31, 1996, options were granted to Mr. Baker and the other Named Executive Officers. The exercise price of all options granted to executive officers during the year ended December 31, 1996 was equal to the fair market value of the Company's Common Stock on the date of grant. See "Stock Option Grants", "Repricing of Options" and "Compensation Committee Report on Option Repricing".

  COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying "performance-based" compensation is not subject to the deduction limit if certain requirements are met.

     The Company has limited the number of shares subject to stock options which may be granted to Company employees under the 1989 Option Plan and its proposed 1997 Option Plan in a manner that complies with the performance-based requirements of Section 162(m). See "Proposal 2 -- Approval of 1997 Stock Option Plan". The 1994 Option Plan (which was adopted by USA Mobile prior to its acquisition by the Company) does not contain the necessary limitations to comply with the performance-based requirements of Section 162(m). However, based on the compensation paid and options granted to Mr. Baker and the Company's other executive officers, the Compensation Committee does not believe that Section 162(m) will have any significant impact on the Company in the near term. Accordingly, although the Compensation Committee does not currently intend to qualify bonus payments or option grants under the 1994 Option Plan as performance-based compensation, the Compensation Committee will continue to monitor the impact of Section 162(m) on the Company.

                                            THE EXECUTIVE COMPENSATION AND
                                            STOCK OPTION COMMITTEE

                                            R. Schorr Berman, Chairman
                                            John A. Shane

COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the period from January 17, 1992 (the date on which the Company's Common Stock was first registered under Section 12 of the Exchange Act) through the year ended December 31, 1996 with the cumulative total return on (i) the Nasdaq Stock Market -- U.S. Index, (ii) a peer group index (the "Old Peer Group Index") comprised of PageAmerica Group, Inc., Paging Network, Inc. and Pronet Inc. (the "Old Peer Group") and (iii) a peer group index (the "New Peer Group Index") comprised of Metrocall, Inc., MobileMedia Corporation, Mobile Telecommunications Technologies Corp., Paging Network, Inc. and Pronet Inc. (the "New Peer Group"). Beginning this year, the Company has selected the New Peer Group because it believes the New Peer Group is broader and more representative of the paging industry than the Old Peer Group. The comparison below assumes the investment of $100 on January 17, 1992 in the Company's Common Stock and in the Nasdaq Stock Market -- U.S. Index, the investment of $100 on January 17, 1992 in the Old Peer Group Index and the investment of $100 on January 17, 1992 in the New Peer Group Index and, in each case, assumes reinvestment of all dividends. Measurement points are on January 17, 1992, December 31, 1992, December 31, 1993, December 31, 1994, December 31,
1995 and December 31, 1996.



                                                    [PERFORMANCE GRAPH]
                                                              Cumulative Total Return
                                       -------------------------------------------------------------------
                                       1/17/92    12/31/92    12/31/93    12/31/94    12/31/95    12/31/96
ARCH COMMUNICATIONS GROUP      APGR        100          89         125         160         218          85

NEW PEER GROUP               PPEER1        100         118         187         188         250         104

OLD PEER GROUP               PPEER3        100         123         187         208         305         180

NASDAQ STOCK MARKET-US         INAS        100         109         125         122         173         212


                PROPOSAL 2 - APPROVAL OF 1997 STOCK OPTION PLAN

     The Board of Directors has adopted the Company's 1997 Stock Option Plan (the "1997 Option Plan"). The Board of Directors believes that the future growth and success of the Company depends, in large part, on its ability to attract, retain and motivate key employees, consultants and advisors and that stock option grants under the 1997 Option Plan will be an important compensation element in attracting, retaining and motivating such persons. Accordingly, the Board of Directors of the Company believes that the approval of the 1997 Option Plan is in the best interests of the Company and its stockholders and recommends that the stockholders vote FOR this proposal. The following summary is qualified in all respects by reference to the full text of the 1997 Option Plan which appears as Exhibit A to this Proxy Statement.

SUMMARY OF THE PLAN

     The 1997 Option Plan provides for the granting of incentive stock options (within the meaning of the Code) to the Company's employees (including officers) and for the granting of non-statutory stock options to the Company's employees, officers, directors, consultants and advisors. A maximum of 1,500,000 shares of Common Stock may be issued under the 1997 Option Plan, and no employee may be granted options for more than 500,000 shares in any calendar year. No options may be granted under the 1997 Option Plan with an exercise price below the fair market value of the Common Stock on the date of grant. No options may be granted under the 1997 Option Plan after February 10, 2007, but options previously granted may extend beyond that date.

     The 1997 Option Plan is administered by the Board of Directors. The Board of Directors has the authority to select the optionees and determine (i) the number of shares subject to each option, (ii) when the option becomes exercisable (generally at the rate of 20% of the shares subject to the option on the first anniversary of the date of grant and 5% of the shares subject to the option per calendar quarter thereafter), (iii) the exercise price, which cannot be less than 100% of the fair market value of the Common Stock on the date of grant, and (iv) the duration of the option, which cannot exceed ten years in the case of incentive stock options. The Board of Directors may amend, modify or terminate any outstanding option under the 1997 Option Plan, subject to the consent of the option holder if such action materially and adversely affects the option holder. The Board of Directors may delegate its authority under the 1997 Option Plan to one or more committees of the Board or, subject to certain limitations, to one or more executive officers.

     The 1997 Option Plan provides that all options granted thereunder will become immediately exercisable upon the occurrence of any of the following events: (i) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (ii) any sale of all or substantially all of the assets of the Company; (iii) the complete liquidation of the Company; or (iv) with certain exceptions, the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act).

     Options may be granted under the 1997 Option Plan in substitution for options and other stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute options shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     Except as otherwise provided with respect to an option, options granted under the 1997 Option Plan are not transferable by the option holder except by will or the laws of descent and distribution. Vested options are generally exercisable during the lifetime of the optionee only by such optionee while such optionee is employed by the Company or within three months following termination of employment. In the event that termination is due to death or disability, or if death occurs within three months after termination, the vested option is exercisable for a maximum of one year thereafter.

     As of December 31, 1996, approximately 3,000 persons were eligible for option grants under the 1997 Option Plan, including the Named Executive Officers. As of March 24, 1997, options for 461,394 shares were outstanding under the 1997 Option Plan at exercise prices ranging from $6.25 to $6.875 per share, including (i) options to purchase 49,636, 32,836, 15,905 and 16,887 shares held by Messrs. Baker, Wilson, Saynor and Kuzia, respectively, (ii) options to purchase 115,264 shares held by all current executive officers as a group and (iii) options to purchase 346,130 shares held by all employees (including current officers who are not executive officers) as a group. As of March 24, 1997, no options had been exercised under the 1997 Option Plan. The granting of options is discretionary, and the Company cannot now determine the number of additional options to be granted to any particular Named Executive Officers or to all Named Executive Officers as a group under the 1997 Option Plan. For information regarding option grants to Named Executive Officers during 1996, see "Executive Compensation -- Stock Option Grants".

     On April 11, 1997, the closing sale price of the Company's Common Stock on the Nasdaq National Market was $4.375 per share.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the 1997 Option Plan and with respect to the sale of Common Stock acquired under the 1997 Option Plan.

  INCENTIVE STOCK OPTIONS

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will generally recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock").

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then generally all or a portion of the gain recognized will be ordinary compensation income and the remaining gain will be a capital gain, long-term if the participant has held the ISO Stock for more than one year prior to the date of the sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of the sale.

  NON-STATUTORY OPTIONS

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

  TAX CONSEQUENCES TO THE COMPANY

     The grant of a stock option under the 1997 Option Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option acquired under the 1997 Option Plan nor the sale of any Common Stock acquired under the 1997 Option Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1997 Option Plan. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                   PROPOSAL 3 - RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997. The Board of Directors recommends that the stockholders vote FOR ratification of that appointment. If the stockholders do not ratify the selection of Arthur Andersen LLP as the Company's independent public accountants, the Board of Directors will reconsider the matter. Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions from stockholders.

     On September 7, 1995, the Board of Directors of the Company, including the members of its Audit Committee, approved the engagement of Arthur Andersen LLP as the Company's independent accountants to replace the firm of Price Waterhouse LLP, whose engagement as independent accountants of USA Mobile was terminated upon the completion of the Company's acquisition of USA Mobile. Prior to September 7, 1995, Arthur Andersen LLP served as the Company's independent accountants and Price Waterhouse LLP served as USA Mobile's independent accountants. The reports of Price Waterhouse LLP on USA Mobile's financial statements for the fiscal years ended December 31, 1993 and 1994 did not contain an adverse opinion or a disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles.

     During USA Mobile's fiscal years ended December 31, 1993 and 1994 and through September 7, 1995, (i) there were no disagreements between USA Mobile and Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports, and (ii) USA Mobile did not consult Arthur Andersen LLP regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, (b) the type of audit opinion that might be rendered on USA Mobile's financial statements or (c) items which concerned the subject matter of any disagreement with Price Waterhouse LLP or reportable events as described in subparagraph (a)(2) of Item 304 of Regulation S-K under the Exchange Act. Representatives of Price Waterhouse LLP are not expected to be present at the Meeting.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any proposal that a stockholder intends to present at the 1998 Annual Meeting of Stockholders to be held following the Company's year ending December 31, 1997 must be submitted to the Secretary of the Company at its offices, 1800 West Park Drive, Suite 250, Westborough, Massachusetts 01581, no later than December 18, 1997 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

     The Company will bear the costs of soliciting proxies. In addition to solicitation by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. Corporate Investor Communications, Inc. has been hired by the Company to act as a distribution agent and solicitor only with respect to record holders who are brokers, dealers, banks or other entities that exercise fiduciary powers in nominee name or otherwise. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY AFTER DELIVERY OF WRITTEN REVOCATION OF THEIR PROXY TO THE SECRETARY OF THE COMPANY.

                                            By Order of the Board of Directors,


                                            GARRY B. WATZKE, Secretary

April 17, 1997
Westborough, Massachusetts

                                                                       EXHIBIT A

                        ARCH COMMUNICATIONS GROUP, INC.

                             1997 STOCK OPTION PLAN

1.  Purpose

     The purpose of this 1997 Stock Option Plan (the "Plan") of Arch Communications Group, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and incentives in order to better align the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of Arch Communications Group, Inc. as defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.  Eligibility

     All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options ("Options") under the Plan. Any person who has been granted an Option under the Plan shall be deemed a "Participant".

3.  Administration, Delegation

     (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Options and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable from time to time to interpret and correct the provisions of the Plan and any Option. No member of the Board shall be liable for any action or determination relating to the Plan. All decisions by the Board shall be made in the sole discretion of the Board and shall be final and binding on all persons having or claiming any interest in the Plan or in any Option.

     (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Options and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Options and the maximum number of shares for any one Participant to be made by such executive officers.

     (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean a Committee or the Board or the executive officer referred to in Section 3(b) to the extent of such delegation.

4.  Stock Available for Options

     (a) Number of Shares. Subject to adjustment under Section 4(c), Options may be granted under the Plan for up to 1,500,000 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"). If any Option expires or is terminated, surrendered or canceled without having been fully exercised, the unused Common Stock covered by such Option shall again be available for the grant of Options under the Plan, subject, however, in the case of Incentive Stock Options (as defined hereinafter) to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Per-Participant Limit. Subject to adjustment under Section 4(c), the maximum number of shares with respect to which an Option may be granted to any Participant under the Plan shall be 500,000 shares per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

     (c) Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan and (ii) the number and class of security and exercise price per share subject to each outstanding Option shall be appropriately adjusted by the Company (or substituted Options may be granted, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 6(e)(1) also applies to any event, Section 6(e)(1) shall be applicable to such event, and this Section 4(c) shall not be applicable to such event.

5.  Stock Options

     (a) General. The Board may grant Options to purchase Common Stock and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted; provided, however, that in no event shall Options be granted with an exercise price below the fair market value of the Common Stock at the date of grant ("Fair Market Value") as determined by the Board in good faith.

     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify.

     (e) Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

         (i) in cash or by check, payable to the order of the Company;

         (ii) except as the Board may otherwise provide with respect to an Option, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds (in cash or by check) to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company sufficient funds (in cash or by check) to pay the exercise price;

         (iii) to the extent permitted by the Board and explicitly provided in the agreement evidencing the Option (i) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery, (ii) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (iii) by payment of such other lawful consideration as the Board may determine; or

         (iv) any combination of the above permitted forms of payment.

6.  General Provisions Applicable to Options

     (a) Transferability of Options. Except as the Board may otherwise determine or provide with respect to an Option, Options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation. Each Option under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Option may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion. The terms of each Option need not be identical, and the Board need not treat Participants uniformly.

     (d) Termination of Status. The Board shall determine the effect on an Option of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or the beneficiary designated by a Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

     (e) Acquisition Events.

         (i) Consequences of Acquisition Events. Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide written notice to the Participants that all Options then outstanding shall become immediately exercisable in full as of a specified date (the "Acceleration Date") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Date and the consummation of such Acquisition Event. An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

         (ii) Assumption of Options Upon Certain Events. The Board may grant Options under the Plan in substitution for options and other stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Options shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     (f) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with such Participant's Option no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Option creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (g) Amendment of Option. The Board may amend, modify or terminate any outstanding Option, including but not limited to substituting therefor another Option, changing the date of exercise or converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (h) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan until (i) all conditions of the Option have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

7.  Miscellaneous

     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Option agreement.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Option agreement, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock issuable upon exercise of an Option until becoming the record holder thereof.

     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Option granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable unless and until the Plan has been approved by the Company's stockholders. No Options shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Options previously granted may extend beyond that date.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no Option granted to a Participant designated as subject to Section 162(m) by the

Board after the date of such amendment shall become exercisable, to the extent that such amendment to the Plan was required to grant such Option to a particular Participant, unless and until such amendment shall have been approved by the Company's stockholders.

     (e) Stockholder Approval. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

     (f) Governing Law. The provisions of the Plan and all Options granted hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

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
1. Election of two Directors     FOR the nominees        WITHHOLD AUTHORITY to vote            *EXCEPTIONS
                                 listed below    [ ]     for all nominee listed below.  [ ]                 [ ]

Nominees: John B. Saynor, John A. Shane

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN
THE SPACE PROVIDED BELOW.)
*Exceptions
           ------------------------------------------------------------------------------------------------------------------------

2. To approve the Company's 1997 Stock Option Plan, as    3. To ratify the selection by the Board of Directors of
   described in the Proxy Statement.                         Arthur Andersen LLP as independent public accountants
                                                             for the Company for the fiscal year ending December 31, 1997.
    FOR    [ ]       AGAINST   [ ]        ABSTAIN    [ ]
                                                                 FOR    [ ]       AGAINST   [ ]        ABSTAIN    [ ]



                                                                                  CHANGE OF ADDRESS AND
                                                                                  OR COMMENTS MARK HERE    [ ]


                                                                 The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian
                                                                 should give their full title.


                                                                 Dated:                                                      ,1997
                                                                       ------------------------------------------------------

                                                                 -----------------------------------------------------------------
                                                                                   Please print name of Stockholder here.

                                                                 -----------------------------------------------------------------
                                                                                              Please sign here.

                                                                 VOTES MUST BE INDICATED
                                                                 (X) IN BLACK OR BLUE INK.   [X]

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)
------------------------------------------------------------------------------------------------------------------------------------




                        ARCH COMMUNICATIONS GROUP, INC.
                        1800 WEST PARK DRIVE, SUITE 250
                        WESTBOROUGH, MASSACHUSETTS 01581

                                   P R O X Y

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints C. Edward Baker, Jr., William A. Wilson, Garry B. Watzke and David A. Westenberg, and each of them, the proxies of the undersigned with power of substitution to each of them, to vote all shares of Arch Communications Group, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 20, 1997, at 11:00 a.m. (local time) at Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts 02109 (the "Meeting").

     In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

                     (Continued and to be dated and signed on the reverse side.)